Exhibit 99.1

CONTACTS:
--------
Jennifer Haslip
Senior Vice President and CFO
Universal Technical Institute, Inc.
(623) 445-9402

    UNIVERSAL TECHNICAL INSTITUTE, INC. ANNOUNCES SENIOR EXECUTIVE PROMOTION

PHOENIX, August 7, 2006 - Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, today announced the promotion of Sherrell Smith to Senior Vice President of Operations. Senior Vice President Roger Speer will continue to lead the Custom Training Group and Support Services.

Sherrell Smith has been employed with UTI for 20 years serving in a variety of capacities including as Student Services Director and later School Director for the UTI Phoenix campus. Subsequently he was promoted to Senior School Director and assumed the oversight of another campus location. In 2004, he was named Regional Vice President of Operations where he was responsible for the oversight of six campuses. In his new role, he will be responsible for all campus operations and educational services.

Roger Speer has been employed with UTI more than 18 years in a number of leadership roles. He became VP of Operations in 1997 and was promoted to Senior Vice President of Operations in 2000. In his most recent role, he was responsible for operational oversight of UTI's ten campuses and multiple custom training group sites. In addition, he had responsibility for educational services, student support services, employment services, real estate and construction. In his new role, Roger will focus on growing UTI's custom training business and continue to provide support and leadership in the critical areas of future student services, student services, employment services as well as, real estate and construction. Both will report to Kim McWaters, president and chief executive officer of UTI.

McWaters commented, "Roger and Sherrell have an exceptionally strong relationship and will partner together on an effective transition while meeting the needs of our growing organization. It will be exciting to see the progress we make in both areas with their commitment, focus and collaboration."

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ABOUT UNIVERSAL TECHNICAL INSTITUTE

Universal Technical Institute, Inc. is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at ten campuses across the United States, and manufacturer-sponsored advanced programs at 20 dedicated training centers. Through its campus-based school system, Universal Technical Institute, Inc. offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Statements in this press release concerning the future business, operating results and financial condition of the company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company's recruiting, advertising and promotional efforts, changes to interest rates and low employment. Further information on these and other potential factors that could affect the company's financial results or condition may be found in the company's filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.